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                                                                   Exhibit 10.21

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT (the "Agreement"), effective as of this 1st day of April, 1995, by and between WMX TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as the "Company") and D. P. PAYNE (hereinafter referred to as "Payne"):


                              W I T N E S S E T H:
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     WHEREAS, Payne was previously appointed as President of the Company's
Chemical Waste Management, Inc. subsidiary (hereinafter referred to as "CWM") and the Company desires to retain the skill, management expertise and experience of Payne; and

     WHEREAS, the Company has re-acquired all of the outstanding publicly held shares of stock of CWM; and

     WHEREAS, the Company is willing to enter into this Agreement in order to induce Payne to become an officer of the Company; and

     WHEREAS, Payne is willing to resign his position as President of CWM, and to become an officer of the Company upon the terms and conditions of this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1. EMPLOYMENT. Upon the execution of this Agreement, Payne shall be employed as an officer of the Company and shall have such duties and responsibilities as to the Company and its subsidiaries as may be designated by the Chairman or the President of the Company. Incident to the performance of such duties, Payne shall be provided by the Company with office space, facilities and secretarial assistance reflecting his position.

     2. TERM. The term of Payne's employment hereunder shall be for a period beginning on the date hereof and ending on December 31, 1999 (the "Term").

     3.   COMPENSATION.

          (a) Base Salary. The Company agrees to pay Payne during the Term a minimum annual base salary of $400,000.00. The salary shall be payable at intervals not less often than monthly and otherwise in accordance with the Company's policies. Such salary shall be reviewed annually by the Company's Board of Directors (or a duly constituted and empowered committee thereof) and may be increased in accordance with the Company's policies governing management compensation.

          (b) Incentive Compensation. Payne shall be entitled to a participate in all incentive compensation programs available
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to senior management of the Company as may now exist or hereinafter come into existence during the Term.

          (c) Supplemental Employee Retirement. Payne shall be entitled to participate in the Company's Supplemental Executive Retirement Plan, upon the terms and conditions of such Plan.

          (d) Other Benefits. During the Term, Payne shall be entitled to participate in all other employee benefits, perquisites, vacation days, benefit plans or programs of the Company which are available generally to officers and employees of the Company in accordance with the terms of such plans, benefits or programs.

          (e) Expenses. Payne shall be reimbursed for his reasonable expenses related to and for promoting the business of the Company including expenses for entertainment, travel and similar items that arise out of Payne's performance of services under this Agreement, and any such expenses paid by Payne from his own funds shall be promptly reimbursed to him by the Company, in accordance with the policies and procedures of the Company in effect from time to time.

     4. EXTENT OF SERVICE. Payne shall devote his entire time, attention and energies to the business of the Company, and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Payne from (a) investing his personal assets in businesses which do not compete with the Company or any of its "Affiliates" (as hereinafter defined) in such form or manner as will not require any services on the part of Payne in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are publicly traded provided that such investments do not result in a violation of Payne's covenants under Section 5 hereof; or (c) accepting appointments to the boards of directors of other companies provided that the Chairman of the Company approves of such appointments and Payne's performance of his duties on such boards does not result in a violation of his covenants under Section 5 hereof.

     5. CONFIDENTIAL INFORMATION AND COVENANT NOT TO COMPETE. All payments and benefits to Payne under the Agreement shall be subject to Payne's compliance with the provisions of this Section 5.

          (a) Confidential Information. Payne acknowledges that in his employment he is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, drawings, memoranda and other materials or records of a proprietary nature; engineering and technical information regarding the operations of the Company; and records,

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policy and strategy matters relating to acquisitions, finance, personnel, management, legal matters, accounting, marketing, and operations (including, insofar as operations are concerned, customer and prospective customer lists, price lists, customer service requirements, costs of providing services, supplies and equipment maintenance costs). Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, Payne agrees that he will not in any way utilize any of said confidential information except in connection with his employment by the Company and except in connection with the business of the Company he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not directly or indirectly divulge any of said confidential information to anyone without the prior written consent of the Company.

          (b) Litigation Support. Payne shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its Affiliates is, or may become a party. Payne's reasonable expenses (including travel and reasonable attorneys fees) incurred in complying with this covenant shall be promptly reimbursed.

          (c) No Solicitation of Employees. Payne agrees that during the Term of this Agreement and continuing for a period of two years after the termination of this Agreement, neither Payne nor any person or enterprise controlled by Payne will solicit for employment any person employed by the Company or any of its Affiliates.

          (d) Covenant Not to Compete. Payne agrees that during the Term of this Agreement and for a period of two years after the termination of this Agreement he will not (without prior written consent of the Chairman of the Board of Directors) engage directly or indirectly in any business financially as an investor or lender or as an employee, director, officer, partner, independent contractor, consultant or owner or in any other capacity calling for the rendition of personal services or acts of management, operation or control which is in any respect competitive with the business of the Company, or with any business controlling, controlled by or under common control with the Company (an "Affiliate"), in any area of the United States in which the Company or any Affiliate does business during such period. Notwithstanding the foregoing, Payne shall be entitled to own securities of any corporation conducting a business competitive with the business of the Company or any of its Affiliates so long as the securities of such corporation are listed on a national securities exchange and the securities owned directly or indirectly by Payne do not represent more than 2% of any class of the outstanding securities of such company.

          (e) Non-Solicitation of Customers. Payne agrees that during the Term of this Agreement and continuing for a period of

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two years after the end of the Term, neither he nor any business in which he engages directly or indirectly will (i) directly or indirectly induce any customers of the Company or its Affiliates to patronize any business similar to that of the Company, (ii) canvass, solicit or accept any similar business from any customer of the Company or any Affiliates, (iii) directly or indirectly request or advise any customer of the Company or Affiliates to withdraw, curtail or cancel such customer's business with the Company or Affiliates, (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the customers of the Company or Affiliates, or (v) compete with the Company or Affiliates in acquiring or merging with any other business or acquiring the assets of such other business.

          (f) Remedies for Breach of Covenants. In the event that a covenant included in this Agreement shall be deemed by any court to be unreasonably broad in any respect, it shall be modified in order to make it reasonable and shall be enforced accordingly; provided, however, that in the event that any court shall refuse to enforce any of the covenants contained in subsections 5(a) through
(e), then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining covenants to be enforced so that the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     If Payne violates any of the covenants contained in this Section 5, then the Company's obligation to make any payments to Payne otherwise due him under this Agreement shall immediately cease. In addition, Payne acknowledges that any material breach of his covenants contained in this Section 5 will cause irreparable harm to the Company which will be difficult if not impossible to ascertain, and the Company shall be entitled to equitable relief, including injunctive relief, against any actual or threatened breach hereof, without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief or the obtaining of such relief shall be exclusive of or preclude the Company from any other remedy.

6.   TERMINATION.

          (a) Death or Disability. If Payne should die or become physically or mentally disabled and unable to perform duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Company), which event shall result in the termination of Payne's employment hereunder, the Company shall continue to pay Payne's current base salary (less the amount of any disability benefit payments paid or payable to Payne during such period from disability benefits maintained and paid for by the Company) for the balance of the calendar year in which such death or disability occurs, but in no event for not less than one hundred eighty (180) days, plus any bonus payments which have fully accrued at the date of termination pursuant to this Section 6(a). In addition, in the event of disability,

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Payne's participation in any medical, health, accident, disability, death, life insurance or similar plan in which Payne was participating immediately prior to termination shall continue for the period in which payments are being made under this Section at the Company's expense (subject to any normal employee contributions, if any), although any continuation of health coverage shall count toward the "COBRA" continuation of coverage period. The payments to be made under this Section shall be made to Payne, or in the event of Payne's death, to such beneficiary as Payne may designate in writing for that purpose, or if Payne has not so designated, then the spouse of the Payne, or if none is surviving, then to the personal representative of the estate of Payne. This Section shall not be effective after any Termination pursuant to Section 6(b) or (c).

          (b) Termination for Cause. The Company shall have the right to terminate this Agreement for Cause upon thirty (30) days prior written notice if, in the reasonable determination of the Company, Payne has engaged in misconduct so as to constitute Cause. For purposes of this Agreement, "Cause" shall mean:

               (a) the breach by Payne of his covenants under Sections 5(a) through 5(e) hereof;

               (b) a substantial failure by Payne to perform his duties under this Agreement, and which failure is determined by the Board of Directors of the Company to be injurious to the business or interests of the Company;

               (c) Conviction (or a plea) of a felony or conviction of a crime (or a plea) involving moral turpitude which adversely affects the ability of Payne to perform his material duties under this Agreement or is materially injurious to the Company's business or reputation; or

               (d) any act of fraud or defalcation involving the assets or business of the Company.

     If this Agreement is terminated for Cause pursuant to this Section 6(b), the Company shall have no further obligations to Payne under this Agreement. However, Payne's covenants under Section 5 hereof shall remain in full force and effect.

          (c) Termination by Company. If the Company terminates the employment of Payne during the Term hereof, for any reason other than as specified in Sections 6(a) or 6(b), Payne shall be entitled to the following liquidated damages: (i) an amount equal to base salary until the end of the Term and (ii) any unpaid but fully accrued annual bonus for the prior calendar year payable under the Company's Corporate Incentive Bonus Plan.

          (d) Termination by Payne. If Payne voluntarily terminates his employment prior to the expiration of the Term of

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this Agreement, this Agreement shall terminate forthwith and all obligations of each party to the others shall terminate immediately, except for Payne's obligations under Section 5 hereof.

     7. WITHHOLDING OF TAXES. The Company may withhold from any benefits payable under the Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     8. FACILITY OF PAYMENT. If the Company shall find that any person to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or is a minor, or has died, then the Company, if it so elects, may direct that any payment due him or his estate (unless a prior claim therefore has been made by a duly appointed legal representative) or any part thereof, be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person, any other person deemed by Board of Directors of the Company to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Board may deem proper. Any such payment shall be in complete discharge of the liability of the Company therefor.

     9. UNSECURED CREDITOR STATUS. Nothing contained in the Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Payne, his beneficiaries, legal representative or any other person. To the extent that any person acquires a right to receive payments under the Agreement, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

     10. NON-ALIENATION OF BENEFITS. Except insofar as applicable law may otherwise require, no amount payable to or in respect of Payne at any time under the Agreement shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; provided, however, that nothing in this
Section 10 shall preclude Payne from designating a beneficiary or beneficiaries to receive any benefit on his death.

     11. SEVERABILITY. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement the application

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of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

     12. ENTIRE UNDERSTANDING. This Agreement contains the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Agreement cannot be changed, rescinded or terminated orally.

     13. NOTICES. Any notice required or permitted to be given under this Agreement shall he in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If Payne, at his address set forth below, if to the Company, Attention: General Counsel, 3003 Butterfield Road, Oak Brook, Illinois 60521.

     14. ASSIGNMENT. Payne may not assign his obligations hereunder. The rights of Payne and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

     15.  MISCELLANEOUS.

          (a) This Agreement shall be subject to and governed by the laws of the State of Illinois.

          (b) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                    WMX TECHNOLOGIES, INC.



                                    By /s/ Dean L. Buntrock
                                      ------------------------------
                                    Dean L. Buntrock, Chairman


                                     /s/ D. P. Payne
                                    --------------------------------
                                    Name:
                                    Address:  358 Hampton Place
                                              Hinsdale, IL 60521

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